Exhibit 99.1

SUBSTITUTION STATEMENT CERTIFICATE

Fiscal year covered by the statement: from January 1, 2023 to December 31, 2023.

Name of the entity filing the statement:

BARRICK GOLD CORPORATION

Names of the subsidiaries for which the entity files the statement:

BARRICK GOLD INC.

ARGENTINA GOLD CORP.

Certificate

I certify that I have examined the information concerning Barrick Gold Corporation and its subsidiaries Barrick Gold Inc. Argentina Gold Corp. contained in the statement of Barrick Gold Corporation filed pursuant to the Extractive Sector Measures Transparency Act (S.C 2014, c.39. s. 376) for the fiscal year that began on January 1, 2023 and ended on December 31, 2023. To my knowledge and having exercised due diligence, the information contained in the statement is, in all material respects for the purposes of the Act, true, accurate and complete.

Graham Shuttleworth Senior Executive Vice-President, Chief Financial Officer

Date:	29 May 2024

(signed) Graham Shuttleworth
[Signature]

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Barrick Gold Corporation
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	5/15/2024
Reporting Entity ESTMA Identification Number	E109739		Original Submission Amended Report
Other Subsidiaries Included (optional field)
For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E110387 Barrick Gold Inc., E366074 Argentina Gold Corp.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Graham Shuttleworth				Date	5/15/2024
Position Title	Senior Executive Vice-President, Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Barrick Gold Corporation					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E109739
Subsidiary Reporting Entities (if necessary)	E110387 Barrick Gold Inc., E366074 Argentina Gold Corp.
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc... within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Argentina	Government of the Province of San Juan		230,000	-	90,000	-	-	-	-	320,000
Canada	Biigtigong Nishnaabeg		-	-	2,160,000	-	-	-	1,060,000	3,220,000
Canada	City of Thunder Bay		170,000	-	-	-	-	-	-	170,000
Canada	Government of Ontario		-	-	80,000	-	-	-	-	80,000
Canada	Pic Mobert First Nation		-	-	2,800,000	-	-	-	1,300,000	4,100,000
Canada	Town of Marathon		610,000	-	-	-	-	-	-	610,000
Canada	Township of Manitouwadge		250,000	-	-	-	-	-	-	250,000
Chile	Government of Chile		3,050,000	-	-	-	-	-	-	3,050,000
Chile	Oversight Board of the Huasco River Basin and Its Tributaries		-	-	-				1,580,000	1,580,000
Chile	Municipality of Coquimbo		940,000	-	-	-	-	-	-	940,000
Chile	Municipality of Providencia		600,000	-	-	-	-	-	-	600,000
Côte d’Ivoire	Government of Côte d’Ivoire		17,440,000	12,890,000	340,000	-	-	2,580,000	-	33,250,000
Dominican Republic	Government of the Dominican Republic		76,840,000	-	540,000	-	-	-	200,000	77,580,000
Mali	Government of Mali		166,840,000	32,820,000	-	-	-	48,180,000	-	247,840,000	Excludes $47,255,000 of taxes and $48,113,000 of royalties offset by VAT credits
Pakistan	Government of Balochistan		-	5,000,000	-	-	-	-	3,000,000	8,000,000
Papua New Guinea	Government of Papua New Guinea		34,540,000	-	-	-	-	-	-	34,540,000

Payment relates to tax periods prior to August 31, 2015 when Barrick held a 95% interest in and controlled the Porgera mine. Barrick sold 50% of its interest in and ceased to control the Porgera joint venture on August 31, 2015.

Excludes $20,032,000 offset by VAT credits

Peru	Government of Peru		130,000	140,000	-	-	-	-	-	270,000
Tanzania, United Republic of	Msalala District Council		890,000	-	-	-	-	-	-	890,000
Tanzania, United Republic of	Nyangwale District Council		440,000	-	-	-	-	-	-	440,000.00
Tanzania, United Republic of	Tanzania Federal Government		20,760,000	61,370,000	10,880,000	-	-	23,940,000	8,070,000	125,020,000	Excludes $79,947,000 offset by VAT credits. In kind payments for education infrastructure are reported on the basis of cost at the time they were incurred.
Tanzania, United Republic of	Tarime District Council		1,790,000	-	-	-	-	-	-	1,790,000
United States of America	Cibola County		410,000	-	-	-	-	-	-	410,000
United States of America	Elko County		3,490,000	-	130,000	-	-	-	-	3,620,000
United States of America	Eureka County		10,880,000	-	160,000	-	-	-	-	11,040,000
United States of America	Government of the United States of America		124,550,000	-	7,580,000	-	-	-	-	132,130,000	Excludes $30,489,000 offset by solar credits
United States of America	Humboldt County, Nevada		8,670,000	-	-	-	-	-	-	8,670,000
United States of America	Lander County		13,290,000	-	210,000	-	-	-	-	13,500,000
United States of America	Lawrence County		-	-	140,000	-	-	-	-	140,000
United States of America	Napa County		130,000	-	-	-	-	-	-	130,000
United States of America	State of California		-	-	270,000	-	-	-	-	270,000
United States of America	State of Missouri		-	-	610,000	-	-	-	-	610,000
United States of America	State of Montana		100,000	-	-	-	-	-	-	100,000
United States of America	State of Nevada		118,330,000	-	2,060,000	-	-	-	-	120,390,000
United States of America	State of South Dakota		-	-	120,000	-	-	-	-	120,000
United States of America	Storey County		820,000	-	790,000	-	-	-	-	1,610,000
Zambia	Government of Zambia		7,620,000	66,410,000	150,000	-	-	-	-	74,180,000

Additional Notes:

-The figures above do not include VAT, customs and excise duties whereas the amounts reported in our Sustainability Report are inclusive of these payments made to government

-The ‘Basis of report preparation’ section is an integral part of this section.

- Reportable payments to governments have been disclosed in United States (“US”) dollars, unless otherwise shown. This is consistent with Barrick’s functional currency for consolidated accounting purposes. Payments denominated in currencies other than US dollars were translated using the exchange rate at the time the payment was made. The average exchange rates for 2023 are as follows:

Currency         Average Exchange Rate

Argentinean peso      ARS per $US - 295.78

Canadian dollar        CAD per $US - 1.35

Chilean peso        CLP per $US - 839.31

Dominican peso       DOP per $US - 55.99

Papua New Guinean Kina  PGK per $US - 3.73

Peruvian sol        PEN per $US - 3.74

West African CFA franc    XOF per $US - 606.60

Zambian kwacha      ZMW per $US - 20.22

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Barrick Gold Corporation					Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E109739
Subsidiary Reporting Entities (if necessary)	E110387 Barrick Gold Inc., E366074 Argentina Gold Corp.
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Argentina	Lama	30,000	-	90,000	-	-	-	-	120,000
Argentina	Exploration	200,000	-	-	-	-	-	-	200,000
Canada	Hemlo	1,030,000	-	5,040,000	-	-	-	2,360,000	8,430,000
Chile	Pascua	2,360,000	-	-	-	-	-	1,580,000	3,940,000
Chile	Exploration	1,100,000	-	-	-	-	-	-	1,100,000
Chile	Project - Alturas	830,000	-	-	-	-	-	-	830,000
Chile	Non Project specific	300,000	-	-	-	-	-	-	300,000
Côte d’Ivoire	Tongon	17,440,000	12,890,000	310,000	-	-	2,580,000	-	33,220,000
Côte d’Ivoire	Exploration	-	-	30,000	-	-	-	-	30,000
Dominican Republic	Pueblo Viejo	76,840,000	-	540,000	-	-	-	200,000	77,580,000
Mali	Loulo	90,400,000	17,140,000	-	-	-	23,990,000	-	131,530,000	Excludes $30,335,000 of taxes and $31,803,000 of royalties offset by VAT credits
Mali	Gounkoto	76,420,000	15,680,000	-	-	-	24,190,000	-	116,290,000	Excludes $16,920,000 of taxes and $16,310,000 of royalties offset by VAT credits
Mali	Non Project specific	20,000	-	-	-	-	-	-	20,000
Pakistan	Reko Diq	-	5,000,000	-	-	-	-	3,000,000	8,000,000
Papua New Guinea	Porgera	34,540,000	-	-	-	-	-	-	34,540,000

Payment relates to tax periods prior to August 31, 2015 when Barrick held a 95% interest in and controlled the Porgera mine. Barrick sold 50% of its interest in and ceased to control the Porgera joint venture on August 31, 2015.

Excludes $20,032,000 offset by VAT credits

Peru	Pierina	130,000	140,000	-	-	-	-	-	270,000
Tanzania, United Republic of	Bulyanhulu	1,330,000	25,940,000	4,570,000	-	-	-	-	31,840,000	Excludes $34,210,000 offset by VAT credits
Tanzania, United Republic of	Buzwagi	-	-	180,000	-	-	-	-	180,000
Tanzania, United Republic of	North Mara	22,550,000	35,430,000	6,130,000	-	-	23,940,000	8,070,000	96,120,000	Excludes $45,737,000 offset by VAT credits
United States of America	Carlin	40,250,000	-	1,710,000	-	-	-	-	41,960,000	Excludes $15,162,000 offset by solar credits
United States of America	Cortez	23,480,000	-	2,670,000	-	-	-	-	26,150,000	Excludes $8,902,000 offset by solar credits
United States of America	Turquoise Ridge	15,990,000	-	830,000	-	-	-	-	16,820,000	Excludes $4,484,000 offset by solar credits
United States of America	Phoenix	7,380,000	-	440,000	-	-	-	-	7,820,000	Excludes $1,922,000 offset by solar credits
United States of America	Long Canyon	6,160,000	-	800,000	-	-	-	-	6,960,000	Excludes $19,000 offset by solar credits
United States of America	Closure Sites	670,000	-	2,000,000	-	-	-	-	2,670,000
United States of America	Exploration	50,000	-	1,880,000	-	-	-	-	1,930,000
United States of America	Non-project specific	186,690,000	-	1,740,000	-	-	-	-	188,430,000
Zambia	Lumwana	7,620,000	66,410,000	150,000	-	-	-	-	74,180,000

Additional Notes[3]:

-The figures above do not include VAT, customs and excise duties whereas the amounts reported in our Sustainability Report are inclusive of these payments made to government

-The ‘Basis of report preparation’ section is an integral part of this section.

- Reportable payments to governments have been disclosed in United States (“US”) dollars, unless otherwise shown. This is consistent with Barrick’s functional currency for consolidated accounting purposes. Payments denominated in currencies other than US dollars were translated using the exchange rate at the time the payment was made. The average exchange rates for 2023 are as follows:

Currency         Average Exchange Rate

Argentinean peso      ARS per $US - 295.78

Canadian dollar        CAD per $US - 1.35

Chilean peso        CLP per $US - 839.31

Dominican peso       DOP per $US - 55.99

Papua New Guinean Kina  PGK per $US - 3.73

Peruvian sol        PEN per $US - 3.74

West African CFA franc    XOF per $US - 606.60

Zambian kwacha      ZMW per $US - 20.22

BASIS OF REPORT PREPARATION

This report was prepared in accordance with the Extractive Sector Transparency Measures Act (“ESTMA” or the “Act”) issued by the Government of Canada. The information in this report was prepared by Barrick Gold Corporation (“Barrick”) for the sole purpose of complying with Barrick’s obligations under the ESTMA. The information contained in this report is provided solely for the benefit of Natural Resources Canada (“NRCan”) and in connection with Barrick’s obligations under the ESTMA. This report may not be used or relied upon by any other person or for any other purpose without Barrick’s express prior written consent.

1 > PROJECTS

According to the Technical Reporting Specifications issued by NRCan, a project is the operational activities that are governed by a single contract, license, lease, concession or similar legal agreement and form the basis for payment liabilities with a government. If multiple agreements are “substantially interconnected”, they are considered a single project. “Substantially interconnected” means forming a set of operationally and geographically integrated contracts, licenses, leases or concessions or related agreements with substantially similar terms that are signed with a government and give rise to payment liabilities.

This report includes payments made that are reportable under ESTMA for all of Barrick’s controlled projects, regardless of Barrick’s ownership interest. In accordance with the Act, this report does not include payments made by projects that Barrick does not control, except if payments were made by a Barrick controlled entity in relation to the project. Projects that Barrick has an economic interest in but are not controlled by Barrick consist of the following:

	Place of Business	Entity Type	Interest	Accounting Method
Norte Abierto Project	Chile	Joint Operations	50%	Our share
Donlin Gold Project[1]	United States	Joint Operations	50%	Our share
Veladero	Argentina	Joint Operations	50%	Our share
Porgera Mine[2]	Papua New Guinea	Joint Venture	24.5%	Equity method
Kibali	Democratic Republic of Congo	Joint Venture	45%	Equity method
Jabal Sayid	Saudi Arabia	Joint Venture	50%	Equity method
Zaldívar	Chile	Joint Venture	50%	Equity method

1 Donlin Gold LLC is a non-reporting U.S. entity. Its shares are owned 50/50 by Barrick Gold Corporation and NovaGold Resources Inc. (“NovaGold”). Neither Barrick nor NovaGold control Donlin Gold LLC. In accordance with the additional guidance provided by NRCan in August 2017 and April 2018, NovaGold has included 100% of payments made by Donlin Gold LLC to enhance transparency.

2 On December 22, 2023, we completed the Porgera Project Commencement Agreement, pursuant to which the Papua New Guinea (“PNG”) government and Barrick Niugini Limited (“BNL”), the 95% owner and operator of the Porgera joint venture, agreed on a partnership for the future ownership and operation of the mine. Ownership of Porgera is now held in a new joint venture owned 51% by PNG stakeholders and 49% by a Barrick affiliate, Porgera (Jersey) Limited (“PJL”). PJL is jointly owned on a 50/50 basis by Barrick and Zijin Mining Group and therefore Barrick now holds a 24.5% ownership interest in the Porgera joint venture. Barrick holds a 23.5% interest in the economic benefits of the mine under the economic benefit sharing arrangement agreed with the PNG government whereby Barrick and Zijin Mining Group together share 47% of the overall economic benefits derived from the mine accumulated over time, and the PNG stakeholders share the remaining 53%.

On December 15, 2022, Barrick completed the reconstitution of the Reko Diq project in Pakistan’s Balochistan province. The reconstituted project is held 50% by Barrick and 50% by Pakistani stakeholders, comprising a 10% free-carried, non-contributing share held by the Provincial Government of Balochistan, an additional 15% held by a special purpose company owned by the Provincial Government of Balochistan and 25% owned by other federal state-owned enterprises. Barrick is the operator of the project. Barrick began consolidating Reko Diq as at December 31, 2022.

Non-significant projects, in which insignificant payments to governments were made, have been grouped together and presented as exploration sites, closed sites, or projects.

Non-project specific payments relate to payments made for the commercial development of minerals that have been calculated and paid on a consolidated basis and are difficult to split or disaggregate to a specific project.

2 > GOVERNMENTS

Government is defined as:

(a) any government in Canada or in a foreign state

(b) a body that is established by two or more governments

(c) any trust, board, commission, corporation or body or authority that is established to exercise or perform, or that exercises or performs, a power, duty or function of government for a government referred to in paragraph (a) or a body referred to in paragraph (b).

3 > REPORTING CURRENCY

Reportable payments to governments have been disclosed in United States (“US”) dollars, unless otherwise shown. This is consistent with Barrick’s functional currency for consolidated accounting purposes. Payments denominated in currencies other than US dollars were translated using the exchange rate at the time the payment was made. The average exchange rates for 2023 are as follows:

Currency	Average Exchange Rate
Argentinean peso	ARS per USD	295.78
Canadian dollar	CAD per USD	1.35
Chilean peso	CLP per USD	839.31
Dominican peso	DOP per USD	55.99
Papua New Guinean Kina	PGK per USD	3.73
Peruvian sol	PEN per USD	3.74
West African CFA franc	XOF per USD	606.60
Zambian kwacha	ZMW per USD	20.22

4 > PAYMENTS

Reportable payments made to governments are presented on a net cash basis for the year ended December 31, 2023.

Any payment, whether made as a single payment or a series of payments, below $74,100 (CAD $100,000 threshold as set out under the Act converted to USD using the full year average exchange rate) in a given category to a particular government was not reported.

Reportable payments have been rounded to the nearest $10,000 but rounding was not to be used for determining the threshold for what to include as a reportable payment.

A) Taxes

This category consists of taxes paid to governments based on income, profit or production in relation to the commercial development of minerals. The following are not included in total payments to governments:

●	Consumption tax, such as value-added tax, excise tax and custom tax
●	Personal income tax
●	Withholding tax (except that withholding taxes for tax obligations of Barrick affiliates that relate to the commercial development of minerals are included in this report)
●	Taxes which were offset by credits
●	Other taxes that do not relate to the commercial development of minerals, such as payroll tax, stamp tax and personal asset tax

B) Royalties

This category consists of royalties paid to governments relating to the commercial development of minerals. No royalties paid in kind have been made to governments for the year ended December 31, 2023.

C) Fees

This category consists of fees paid to governments relating to the commercial development of minerals, such as permit and license fees. This does not include amounts paid in the ordinary course of commercial transactions in exchange for services provided by governments, such as utilities paid at market rates.

D) Production entitlements

This category includes payments made to governments relating to a share of production under production sharing agreements. There were no production entitlements payments made to governments for the year ended December 31, 2023.

E) Bonuses

This category includes signing, discovery, production and any other type of bonuses paid to governments. There were no bonus payments made to governments for the year ended December 31, 2023.

F) Dividends

This category consists of dividends paid to governments on shares given in lieu of a bonus, production entitlements, royalties or other fees. This does not include dividends paid to governments as an ordinary shareholder. For the year ended December 31, 2023, dividends were paid by Société des Mines Tongon (Tongon) to the State of Côte d’Ivoire on the 10% free-carried interest, by Société des Mines de Gounkoto SA (Gounkoto) and Société des Mines de Loulo SA (Somilo) to the State of Mali based on the State of Mali’s shareholding pursuant to the Establishment Convention under which Gounkoto operates and by North Mara Gold Mine Limited (North Mara) to the Tanzanian Federal Government on the 16% free-carried interest. There were no dividends paid to governments on shares in lieu of a bonus, production entitlements, royalties or other fees for the year ended December 31, 2023.

G) Infrastructure improvement payments

This category consists of payments made to governments for the construction of public infrastructure, such as roads, schools and hospitals that directly relate to the commercial development of minerals. This does not include infrastructure improvement payments that relate primarily to the operational purposes of Barrick. Payments are reported in the period in which the payment was made.